                                                                                                           EXHIBIT 3

                                         NAVISTAR INTERNATIONAL CORPORATION
                                           AND CONSOLIDATED SUBSIDIARIES
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                                       ARTICLES OF INCORPORATION AND BY-LAWS

       The following documents of Navistar International Corporation are incorporated herein by reference:

          3.1  Restated Certificate of Incorporation of Navistar  International Corporation effective July 1, 1993, filed as Exhibit 3.2 to Annual Report on Form 10-K dated October  31, 1993, which was filed on
               January 27, 1994, Commission File No. 1-9618, and amended as of May 4, 1998.

         3.2*  Certificate of Retirement of Stock filed with the Secretary of State for the State of Delaware effective July 30, 2003 retiring  the Class B common stock of the company in accordance with the
               Restated Certificate of Incorporation of the company.

          3.3  The By-Laws of Navistar International Corporation effective February 14, 1995, filed as Exhibit 3.2 to Annual Report on Form 10-K dated October 31, 1995, which was filed on January 26, 1996, on
               Commission File No. 1-9618.

* Filed herewith

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